Exhibit 10.1

FORM OF

RESTRICTED SHARE AWARD AGREEMENT

PURSUANT TO THE BLOCKBUSTER INC.

AMENDED AND RESTATED 1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

OR

2004 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

This Restricted Share Award Agreement (this “Agreement”) is entered into by and between Blockbuster Inc., a Delaware corporation (the “Company”), and                      (the “Participant”). The Company and the Participant agree as follows:

1. Grant of Restricted Shares. Pursuant to the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (as amended through October 6, 2004) or 2004 Long-Term Management Incentive Plan (as amended through October 6, 2004) (either of which is referred to as the “Plan”) and a duly adopted resolution of the Senior Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, the Company hereby grants to the Participant an Award of                      Restricted Shares, subject to the terms and conditions set forth in this Agreement and in the Plan. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Plan. The Date of Grant of this Award is December 20, 2004.

2. Interpretation. This Award and the Restricted Shares are subject to the terms and conditions of the Plan, which terms and conditions are incorporated herein by reference; however, unless specifically permitted by the Committee, the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. This Award and the Restricted Shares are subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in Section 4 below and in the Plan, the Restricted Shares will vest, and the restrictions with respect to the Restricted Shares will lapse, in accordance with the following schedule:

Percentage of Shares Vesting	Vesting Date
33 1/3%	December 20, 2005
33 1/3%	December 20, 2006
33 1/3%	December 20, 2007

4. Rights and Restrictions Governing Restricted Shares. As of the Date of Grant, the appropriate number of Restricted Shares granted to a Participant shall be registered in the Participant’s name or otherwise credited to the Participant, but shall be held by the Company for the account of the Participant. The Participant shall have, with respect to his or her Restricted Shares, all rights of a stockholder as to such Restricted Shares (including, to the extent applicable, the right to vote and to receive dividends or other distributions made or paid with respect to such shares), subject to the following restrictions: (i) the Participant is not entitled to delivery of such Restricted Shares until such Restricted Shares have vested and the Participant’s Tax Obligations (as defined below) with respect to such vested shares have been satisfied; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such Restricted Shares have vested and any such purported sale, transfer, assignment, pledge or other encumbrance or disposition will be void and unenforceable against the Company or any Subsidiary; and (iii) all unvested Restricted Shares will be immediately forfeited upon a Participant’s termination of service with the Company or any Subsidiary for any reason, including voluntary termination, Termination for Cause or without Cause, death or Permanent Disability. Any dividends that are paid in shares or other distributions that are paid in shares shall be subject to the same restrictions as the Restricted Shares with respect to which such dividends or other distributions are made.

5. Delivery of Restricted Shares. Subject to the terms and conditions of the Plan and this Agreement, the Restricted Shares will vest in accordance with the vesting schedule set forth in Section 3 of this Agreement. On the date on which Restricted Shares vest and upon satisfaction of all other applicable conditions set forth in the Plan and this Agreement, all restrictions contained in this Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares. All vested Restricted Shares will be held by EquiServe Trust Company, N.A., the Company’s transfer agent, or any successor thereto (the “Transfer Agent”), unless the Participant makes other arrangements with the Transfer Agent; provided, however, that the obligation of the Company to deliver the vested Restricted Shares shall be subject to (i) the condition that, if at any time the Board or the Committee shall determine in its discretion that the listing, registration, or qualification of the vested Restricted Shares is required under any federal, state or other law or by the rules of any securities exchange, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the vested Restricted Shares, then this Award will not vest in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee; and (ii) the Participant’s satisfaction of any Tax Obligations as specified under Section 7 of this Agreement. Any certificates issued by the Company to the Participant shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal, state or other securities laws. No fractional shares of Common Stock will be issued under this Agreement.

6. Rights in Event of a Change of Control. Notwithstanding the vesting dates set forth in Section 3, but subject to the other terms and conditions set forth in this Agreement, upon the effective date of a Change of Control of the Company, all unvested Restricted Shares will immediately and unconditionally vest, the restrictions with respect to such Restricted Shares will lapse and the Participant will be entitled to delivery of the vested Restricted Shares. For purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events:

a. The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (b) below; or

b. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

c. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

7. Taxes.

a. In order to comply with all international, federal, state or local laws or regulations, the Company or any Subsidiary may take such action as it deems appropriate to ensure that all applicable international, federal, state and local income, employment or other tax withholding obligations (collectively, “Tax Obligations”) to which Participant is subject, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant.

b. The Participant may elect to satisfy the Participant’s Tax Obligations that arise from the vesting of the Restricted Shares by (i) providing the Company with a cash payment equal to the amount of the Tax Obligations to which the Participant is subject; or (ii) instructing the Transfer Agent to sell on behalf of the Participant the number of vested Restricted Shares having a market value, net of sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject. If the Participant makes the election in clause (i) of the first sentence of this Section 7(b), but the Participant does not deliver to the Company or the Company’s designee the cash payment required in connection with any vesting of Restricted Shares by the date that such payment is required to be received in accordance with instructions delivered to the Participant by the Company, the Transfer Agent or another representative of the Company, then a number of the Participant’s vested Restricted Shares having a market value, net of any sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject will be sold on behalf of the Participant. The Participant hereby authorizes the sale of such Vested Shares under such circumstances by the Transfer Agent, and the Participant hereby appoints the Transfer Agent the Participant’s attorney-in-fact, with full power of substitution and resubstitution, to execute such sale.

c. The Participant agrees to release and indemnify the Company and its Subsidiaries from any liability or damages arising from or relating to the Participant’s failure to comply with his or her Tax Obligations.

8. Termination of Service, Death or Permanent Disability. This Award, and all unvested Restricted Shares granted to the Participant hereunder, will terminate and such unvested Restricted Shares will be forfeited immediately upon the termination of the Participant’s service with the Company or any Subsidiary for any reason. This termination and forfeiture provision applies regardless of the reason for the termination of the Participant’s service, including voluntary termination, Termination for Cause or without Cause, death or Permanent Disability.

9. Restriction on Transfer. The Restricted Shares and any rights under this Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company or any Subsidiary.

10. Adjustment of Number of Shares and Related Matters. The number and kind of shares of Common Stock covered by this Award shall be subject to adjustment in accordance with Article IX of the Plan.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that this Award will not vest in whole or in part, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the vesting of this Award or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board or the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

12. Investment Representation. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, the Participant represents and warrants to the Company that all Common Stock that may be acquired hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of any such securities laws. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive legend. The Participant agrees to comply with any applicable securities laws of any applicable jurisdiction in connection with the sale of the Common Stock.

13. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and/or the Committee upon any questions arising under the Plan or this Agreement. The Participant acknowledges that the value of Common Stock is subject to market risk, and there is no assurance of the Participant’s actual receipt of any particular value as a result of this Award. The Participant acknowledges that his or her participation in the Plan with respect to the Award is voluntary.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state). The Company, the Board and the Committee shall not be liable for any good faith determination made hereunder or under the Plan.

15. No Right to Continued Employment or Future Awards, and other Participant Acknowledgments. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time (subject to any contractual rights of the Participant). Furthermore, nothing in this Agreement shall in any way be construed as imposing on the Company or any Subsidiary a contractual obligation between the Company or any Subsidiary and the Participant other than with respect to the specific offer contemplated by this Agreement. The Participant acknowledges that the Participant’s employment with a Subsidiary does not constitute employment with the Company for any purpose. Furthermore, the Participant expressly acknowledges and agrees that execution of this Agreement and the benefits contained hereunder shall in no manner be interpreted as if the Participant had (a) an employment relationship; or (b) an “acquired right” over the benefits contained hereunder with the Company for any purpose whatsoever; that the grant of Awards on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year; and that, subject to the express provisions of the Plan, the Plan may be terminated at any time by the Board in its discretion without any responsibility to the Participant.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement, together with the Plan, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and, except as specifically stated herein, constitutes the sole and only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or this Agreement to the extent permitted by the Plan.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the respective addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be delivered as follows:

Blockbuster Inc.

1201 Elm Street

Suite 2100

Dallas, TX 75270

Attn: General Counsel

b. Notice to the Participant shall be delivered to the Participant’s home or business address as specified in the records of the Company.

BLOCKBUSTER INC.

By:
John Antioco
Chairman of the Board and
Chief Executive Officer

Participant: